Press Release #200909                                                                       October 27, 2009

Lexaria to Trade on Canadian National Stock Exchange

Vancouver, BC—Lexaria Corp. (OTC BB: LXRP, CNSX: LXX) (the "Company" or "Lexaria")

Lexaria Corp. is pleased to announce that effective at the open of market tomorrow, October 28, 2009, the Company’s shares will begin trading on Canadian Stock Exchange (“CNSX”) with the trading symbol LXX. The shares will be quoted on the CNSX in Canadian currency. Lexaria shares will also continue to trade on the OTCBB in US currency.

Lexaria has filed a non-offering prospectus dated October 19, 2009 (the “Prospectus”) with the British Columbia Securities Commission as part of the listing process for the CNSX. The Company is pleased to announce that the Prospectus was receipted by the British Columbia Securities Commission on October 20, 2009.

The Company believes this national stock exchange listing will provide better opportunities for Canadian investors to invest in Lexaria. This now gives Canadian investors the ability to use their Registered Retirement Savings Accounts to purchase Lexaria stock. Any investor requiring that Lexaria shares be listed on a bona fide national stock exchange may now be able to invest in the Company.

About Lexaria Corp.

Lexaria Corp. is an oil & gas company active primarily in Mississippi, where it holds between 32% and 60% gross working interests in various gas and oil projects. Lexaria routinely evaluates additional oil & gas projects and corporate opportunities.

Contact:

Chris Bunka, 1-800-287-2885

www.lexariaenergy.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements include but are not limited to, that a new stock exchange listing on the Canadian National Stock Exchange could lead to any new or additional investment in or trading of Lexaria shares.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.